                                                                Exhibit 99.1

[Mail-Well logo]


----------------------------------------------------------------------------
                                                8310 S. Valley Highway, #400
                                                    Englewood, CO 80112-5806

                                                          INVESTOR RELATIONS
                                                       PHONE: (303) 790-8023
                                                         FAX: (303) 566-7466
                                                           www.Mail-Well.com

For Immediate Release May 3rd, 2004

     MAIL-WELL OPERATIONS CONTINUE THEIR IMPROVED PERFORMANCE

ENGLEWOOD, COLO. (MAY 3, 2004) -- Mail-Well, Inc., (NYSE: MWL) announced its results for the first quarter ended March 31, 2004. The net loss for the quarter was $16.5 million, or $0.35 per share on sales of $424 million compared to a net income of $2.7 million, or $0.06 per share on sales of $427 million during the same period of 2003. In the three months ended March 31, 2004, Mail-Well's net loss included a charge for early extinguishment of debt of $17.7 million or $0.35 per share.

EBITDA for the first quarter of 2004 was $31.4 million compared to ongoing EBITDA of $31.0 million achieved for the same period last year. This represents the seventh quarter where year over year improvement of results has occurred. An explanation of the Company's use of EBITDA for comparative purposes is provided below.

Net cash used by operating activities in the quarter ended March 31, 2004 was $14.5 million compared to $13.1 million used during the same period last year.

Paul Reilly, Chairman, President and CEO, stated, "The first quarter of the year is traditionally not as robust as the third and fourth quarters, so we are satisfied that the trend of year over year improvement has continued. This has been done as we have continued investing in sales expenditures with a view of increasing our market share across all of our businesses. These first quarter results are very much in line with the guidance we gave for the full year 2004 and we see no reason at this point to change that guidance."

Reilly also stated, "We announced two weeks ago that we intended to change our name to CENVEO, a change that our shareholders approved at the annual meeting held this past Thursday. Our new ticker symbol on the NYSE will be CVO. Trading under CVO will start May 17th, 2004. In its ten-year history it will be the first time that the Company deals with its customers under one name rather than under the approximately 40 brand names we have been using to date. The new name represents the next step in the plan to unite the organization under one identity and define a new category of visual communication provider that understands customer communications needs, connects resources to address those needs and delivers customized solutions." Mail-Well will hold a conference call today, Monday May 3rd at 1:00 p.m. Eastern Time (12 noon Central, 11:00 a.m. Mountain Daylight Time, 10:00 a.m. Pacific
Time). To participate in the Mail-Well conference call, please dial in to 1-800-419-0128 and provide conference ID 443653. Please call 5-7 minutes before the call is to begin. The conference call will also be available via webcast. To listen to the webcast, go to www.mail-well.com, www.streetevents.com, or www.fulldisclosure.com.

If you are unable to join the Mail-Well conference call, you may access a replay of the call starting Monday, May 3rd, 2004 at 4:00 pm Eastern Time until Midnight Eastern Time, May 10th, 2004. To access the replay, please dial 866-219-1444 and reference the conference ID 443653.

EBITDA (earnings before interest, taxes, depreciation and amortization) should not be considered as an alternative to any measure of operating results as promulgated under accounting principles generally accepted in the United States (such as operating income or net income), nor should it be considered as an indicator of our overall financial performance. EBITDA does not fully consider the impact of investing or financing transactions as it specifically excludes depreciation and interest charges, which should also be considered in the overall evaluation of results. Additionally, our method of calculating EBITDA may be different from the method used by other companies and therefore comparability may be limited. EBITDA has not been provided as a measure of liquidity. The Supplemental Information to the press release includes the Company's Statement of Cash Flows.

We use EBITDA as a supplemental measure of performance because we believe it gives the reader a more complete understanding of our operating results before the impact of investing and financing transactions. The comparison presented is net of certain adjustments made in 2003 for divested operations and restructuring charges. A reconciliation of net income (loss) under GAAP to EBITDA, and a reconciliation of EBITDA as reported to ongoing EBITDA in 2003, are presented in the Supplemental Information to this press release.

Mail-Well (NYSE: MWL) is one of North America's leading providers of visual communications with one-stop services from design to fulfillment. The company's broad portfolio of services and products include e-services, envelopes, offset and digital printing, as well as printed office products. The company is uniquely positioned by serving both direct customers through its commercial segment as well as wholesalers and value-added resellers through its resale segment. Mail-Well currently has approximately 10,000 employees and operate more than 80 printing facilities and five state-of-the-art print fulfillment and distribution centers strategically located throughout North America. The company is headquartered in Englewood, Colorado.

This press release may contain certain forward-looking statements of management. It should be understood that all such statements are subject to various uncertainties and risks that could affect their outcome. Factors which could cause or contribute to such differences include, but are not limited to, the ability to execute strategic initiatives, economic conditions, product demand and sales, ability to obtain assumed productivity and cost savings, interest rates, foreign currency exchange rates, paper and raw material costs and the ability to pass them through to customers, waste paper prices, postage rates, union relations, competition and competitors' actions, availability of financing, and changes in the direct mail industry. Please refer to the company's 10-K, 10-Q and other SEC filings for a more detailed discussion of the risks. None of management's statements in this release should be considered an offer to sell or a solicitation of an offer to buy Mail-Well securities.

CONTACT:      Mr. Michel P. Salbaing
              Senior Vice President and Chief Financial Officer
              MAIL-WELL, INC.
              (303) 790-8023

NOTE: News Releases and other information on Mail-Well can be accessed at www.mail-well.com

                                    # # #

[Mail-Well logo]



FINANCIAL HIGHLIGHTS


(dollars in thousands, except per share data)
(unaudited)

                                                                                       THREE MONTHS ENDED MARCH 31
                                                                                        2004                  2003
CONSOLIDATED RESULTS

Net sales                                                                            $ 423,742             $ 427,320
Gross profit                                                                            88,420                83,920
Operating income                                                                        18,914                19,279
Income (loss) from continuing operations                                               (16,535)                  532
Gain on disposal of discontinued operations                                                  -                 2,500
Cumulative effect of change in accounting principle                                          -                  (322)
------------------------------------------------------------------------------------------------------------------------
Net income (loss)                                                                    $ (16,535)            $   2,710

Income (loss) per share from continuing operations - assuming dilution               $   (0.35)            $    0.01
Net income (loss) per share  - assuming dilution                                     $   (0.35)            $    0.06

========================================================================================================================
SEGMENT INFORMATION

NET SALES:
  Commercial                                                                         $ 323,849             $ 324,063
  Resale                                                                                99,893               103,257
------------------------------------------------------------------------------------------------------------------------
     Total                                                                           $ 423,742             $ 427,320

OPERATING INCOME (EXPENSE):
  Commercial                                                                         $  11,996             $  12,481
  Resale                                                                                11,463                11,851
  Corporate services and other charges                                                  (4,545)               (5,053)
------------------------------------------------------------------------------------------------------------------------
     Total                                                                           $  18,914             $  19,279

OPERATING INCOME MARGINS:
  Commercial                                                                              3.7%                  3.9%
  Resale                                                                                 11.5%                 11.5%

EBITDA (1):
  Commercial                                                                         $  22,207             $  21,915
  Resale                                                                                13,818                14,405
  Corporate                                                                             (4,601)               (5,005)
------------------------------------------------------------------------------------------------------------------------
  Total                                                                              $  31,424             $  31,315


========================================================================================================================
FINANCIAL POSITION                                                                 MARCH 31, 2004     DECEMBER 31, 2003
Working capital                                                                     $   114,352          $   102,773
Total assets                                                                          1,111,973            1,107,393
Total debt                                                                              777,337              748,961
Shareholders' equity                                                                  49,658.00            68,019.00
------------------------------------------------------------------------------------------------------------------------


(1) See Appendix 1 in the Supplemental Information to the Press Release for the definition of EBITDA, the reconciliation of net income to EBITDA and the reason why EBITDA is a relevant non-GAAP financial measure for Mail-Well.

[Mail-Well logo]



                Supplemental Information to the Press Release





                         For the First Quarter Ended
                               March 31, 2004





                            Released May 3, 2004

[Mail-Well logo]


----------------------------------------------------------------------------
First quarter ended March 31, 2004

                                                                        Page


 Financial and Operational Summary and Recent Developments                1
----------------------------------------------------------------------------

 Consolidated Balance Sheets                                              3
----------------------------------------------------------------------------

 Consolidated Statements of Operations                                    4
----------------------------------------------------------------------------

 Consolidated Cash Flow Statements                                        5
----------------------------------------------------------------------------

 Segment Results                                                          6
----------------------------------------------------------------------------

 Appendix 1 - Impacts of Divestitures and Restructuring Activities on
 Ongoing Operations                                                       7
----------------------------------------------------------------------------

Financial and Operational Summary and Recent Developments
----------------------------------------------------------------------------
Three months ended March 31, 2004


Financial and Operational Summary
---------------------------------

CONSOLIDATED RESULTS: As announced at the time of the issue, the loss for the quarter was directly related to the costs of replacing the $300 million 8 3/4% bonds due in 2008 by $320 million 7 7/8% bonds due in 2013.

COMMERCIAL: With same store sales slightly improved year over year, the Commercial segment's operations, as reflected by the EBITDA* achieved, continued their year over year improvement.

RESALE: Sales and profitability declined in the quarter in comparison to the same period last year as the office products channel was particularly affected.

DEBT: Cash flow used in the operations in the quarter was approximately $14.5 million. This was a result of the $13.5 redemption premium paid to the holders of the 2008 bonds. Total debt increased $28.4 million in the quarter, $20 million of which was in fixed rate debt.

CAPITAL EXPENDITURES: During the quarter ended March 31, 2004, capital expenditures were $5.6 million as compared to $6.5 million in the same period last year. It is anticipated that full year capital expenditures will be approximately $25 million.

AVAILABILITY: Credit available under our credit facility was $119.2 million based on the certificate filed for the activity ending March 31, 2004.

* see page 2 of Press Release for explanation of the use of EBITDA

Financial and Operational Summary and Recent Developments
----------------------------------------------------------------------------


Recent Developments
-------------------

     o In the first quarter 2004, we completed the offer of $320 million in aggregate principal amount of 7 7/8% senior subordinated notes due December 2013. The Company used the proceeds from the new issue to retire its entire $300 million outstanding principal amount of its 8 3/4% Senior Subordinated Notes due 2008.

     o On March 25, 2004, we announced the extension of our banking agreement to June 2008. As part of the amendment to the Senior Credit Facility, financial and other covenants were eased in recognition of the improved credit profile of the company. As part of their rating of the new facility, both Moody's and Standard & Poors reaffirmed the company's ratings.

     o We secured two major customer agreements in the quarter. Both are top office products distributors and both signed three year multi-million dollar contract for envelopes and printed products. This will significantly increase the market share of our Resale Segment in this channel.

     o During the quarter, we installed and started up a new Komori 6 color press in our Glen Burnie, MD sheetfed operation. This will allow us to better serve our Baltimore-Washington area customers.

CONSOLIDATED BALANCE SHEETS


Mail-Well, Inc. and Subsidiaries
(in thousands)

                                                                                          MARCH 31            DECEMBER 31
                                                                                            2004                 2003
ASSETS
Current assets:
   Cash and cash equivalents                                                            $       259           $       307
   Accounts receivable, net                                                                 224,034               223,541
   Inventories, net                                                                          99,639                91,402
   Other current assets                                                                      50,236                48,135
--------------------------------------------------------------------------------------------------------------------------
       Total current assets                                                                 374,168               363,385
--------------------------------------------------------------------------------------------------------------------------

 Property, plant and equipment, net                                                         380,328               388,240
 Goodwill                                                                                   298,885               299,392
 Other intangible assets, net                                                                18,281                19,687
 Other assets, net                                                                           40,311                36,689
--------------------------------------------------------------------------------------------------------------------------
 TOTAL ASSETS                                                                           $ 1,111,973           $ 1,107,393
--------------------------------------------------------------------------------------------------------------------------

 LIABILITIES AND SHAREHOLDERS' EQUITY
 Current liabilities:
   Accounts payable                                                                     $   151,188           $   140,468
   Accrued compensation and related liabilities                                              53,938                53,209
   Other current liabilities                                                                 52,102                64,360
   Current maturities of long-term debt                                                       2,588                 2,575
--------------------------------------------------------------------------------------------------------------------------
        Total current liabilities                                                           259,816               260,612
--------------------------------------------------------------------------------------------------------------------------

 Long-term debt, less current maturities                                                    774,749               746,386
 Deferred income taxes                                                                        1,507                 6,717
 Other liabilities                                                                           26,243                25,659
--------------------------------------------------------------------------------------------------------------------------
 Total liabilities                                                                        1,062,315             1,039,374
--------------------------------------------------------------------------------------------------------------------------

 Shareholders' equity:
   Common stock                                                                                 484                   484
   Paid-in capital                                                                          213,857               213,850
   Retained deficit                                                                        (166,866)             (150,331)
   Deferred compensation                                                                     (1,569)               (1,714)
   Accumulated other comprehensive income                                                     3,752                 5,730
--------------------------------------------------------------------------------------------------------------------------
 Total shareholders' equity                                                                  49,658                68,019
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
 TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                             $ 1,111,973           $ 1,107,393
--------------------------------------------------------------------------------------------------------------------------

CONSOLIDATED STATEMENTS OF OPERATIONS


Mail-Well, Inc. and Subsidiaries
(in thousands, except per share data)
(unaudited)
                                                                                                  THREE MONTHS ENDED
                                                                                                       MARCH 31

                                                                                                2004                 2003
Net sales                                                                                    $ 423,742            $ 427,320
Cost of sales                                                                                  335,322              343,400
-------------------------------------------------------------------------------------------------------------------------------
   Gross profit                                                                                 88,420               83,920
-------------------------------------------------------------------------------------------------------------------------------

Operating expenses:
  Selling, general and administrative expenses                                                  67,998               63,425
  Amortization of intangibles                                                                    1,405                  445
  Restructuring charges                                                                            103                  771
-------------------------------------------------------------------------------------------------------------------------------
 Operating income                                                                               18,914               19,279
-------------------------------------------------------------------------------------------------------------------------------

Other expense:
  Interest expense                                                                              18,399               18,214
  Loss on early extinguishment of debt                                                          17,748                    -
  Other                                                                                            441                  132
-------------------------------------------------------------------------------------------------------------------------------
Income (loss) from continuing operations before
    income taxes and cumulative effect of a change in
    accounting principle                                                                       (17,674)                 933
Income tax benefit (expense)                                                                     1,139                 (401)
-------------------------------------------------------------------------------------------------------------------------------
 Income (loss) from continuing operations before
    cumulative effect of a change in accounting principle                                      (16,535)                 532


Gain on disposal of discontinued operations                                                          -                2,500
Cumulative effect of a change in accounting principle                                                -                 (322)
-------------------------------------------------------------------------------------------------------------------------------
Net income (loss)                                                                            $ (16,535)           $   2,710
===============================================================================================================================

Income (loss) per share - basic and diluted:

  Continuing operations                                                                      $   (0.35)           $    0.01
  Discontinued operations                                                                            -                 0.05
  Cumulative effect of a change in accounting principle                                              -                    -
-------------------------------------------------------------------------------------------------------------------------------
    Income (loss) per share - basic and diluted                                              $   (0.35)           $    0.06
===============================================================================================================================

Weighted averages shares - basic                                                                47,739               47,668
Weighted averages shares - diluted                                                              47,739               48,376

CONSOLIDATED CASH FLOW STATEMENTS


Mail-Well, Inc. and Subsidiaries
(in thousands)
(unaudited)

                                                                                                  THREE MONTHS ENDED
                                                                                                        MARCH 31,
                                                                                                 2004              2003
 Cash flows from operating activities:
 Income (loss) from continuing operations                                                    $   (16,535)        $     532
 Adjustments to reconcile income (loss) from continuing operations to net cash provided by (used in) operating activities:
     Depreciation                                                                                 11,465             11,723
     Amortization                                                                                  2,549              1,383
     Write-off of deferred financing fees                                                          4,220                  -
     Deferred income tax benefit                                                                  (4,672)            (2,072)
     Loss (gain) on disposal of assets                                                               (39)               258
     Other noncash charges, net                                                                     (281)             1,012
   Changes in operating assets and liabilities, excluding effects of operations sold:
     Accounts receivable                                                                            (649)            (5,716)
     Inventories                                                                                  (8,038)              (414)
     Accounts payable and accrued compensation                                                    11,752            (12,668)
     Income taxes payable                                                                           (801)            (2,379)
     Other working capital changes                                                               (11,369)            (5,388)
   Other, net                                                                                     (2,080)               662
-------------------------------------------------------------------------------------------------------------------------------
       Net cash used in operating activities                                                     (14,478)           (13,067)


 Cash flows from investing activities:
   Capital expenditures                                                                           (5,647)            (6,416)
   Proceeds from divestitures, net                                                                     -              3,864
   Proceeds from sales of property, plant and equipment                                              229                515
-------------------------------------------------------------------------------------------------------------------------------
       Net cash used in investing activities                                                      (5,418)            (2,037)


 Cash flows from financing activities:
   Proceeds from long-term debt                                                                1,174,037            485,122
   Repayment of long-term debt                                                                (1,145,661)          (472,188)
   Proceeds from the issuance of common stock                                                          7                  -
   Capitalized loan fees                                                                          (8,291)              (316)
-------------------------------------------------------------------------------------------------------------------------------
       Net cash provided by financing activities                                                  20,092             12,618


    Effect of exchange rate changes on cash and cash equivalents                                    (244)               180
-------------------------------------------------------------------------------------------------------------------------------

 Net decrease in cash and cash equivalents                                                           (48)            (2,306)
 Cash and cash equivalents at beginning of year                                                      307              2,650
-------------------------------------------------------------------------------------------------------------------------------
 Cash and cash equivalents at end of quarter                                                 $       259         $      344
===============================================================================================================================

SEGMENT RESULTS

Mail-Well, Inc. and Subsidiaries
(in thousands)
(unaudited)
                                                                      THREE MONTHS ENDED
                                                                           MARCH 31
                                                                     2004               2003
Net sales:
     Commercial                                                   $ 323,849          $ 324,063
     Resale                                                          99,893            103,257
--------------------------------------------------------------------------------------------------
          Total net sales                                         $ 423,742          $ 427,320
--------------------------------------------------------------------------------------------------

Operating income (expense):
     Commercial                                                   $  11,996          $  12,481
     Resale                                                          11,463             11,851
     Corporate services                                              (4,545)            (5,053)
--------------------------------------------------------------------------------------------------
          Total operating income                                  $  18,914          $  19,279
--------------------------------------------------------------------------------------------------

EBITDA (1):
     Commercial                                                   $  22,207          $  21,915
     Resale                                                          13,818             14,405
     Corporate services                                              (4,601)            (5,005)
--------------------------------------------------------------------------------------------------
          Total EBITDA                                            $  31,424          $  31,315
--------------------------------------------------------------------------------------------------

Net sales by product line:
     Commercial printing                                          $ 198,647          $ 196,830
     Envelopes                                                      173,764            180,190
     Business forms and labels                                       51,331             50,300
--------------------------------------------------------------------------------------------------
          Total net sales                                         $ 423,742          $ 427,320
--------------------------------------------------------------------------------------------------

     (1) See Appendix 1 in the Supplemental Information to the Press Release for the definition of EBITDA, the reconciliation of net income to EBITDA and the reason why EBITDA is a relevant non-GAAP financial measure for Mail-Well.


APPENDIX 1 - RECONCILIATION OF NET INCOME TO EBITDA
FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003

Mail-Well, Inc. and Subsidiaries
(in thousands)
(unaudited)
                                                FOR THE THREE MONTHS ENDED MARCH 31, 2004
                                              COMMERCIAL    RESALE     CORPORATE      TOTAL
Net income (loss)                              $ 11,932     $11,410    $ (39,877)  $ (16,535)
Loss on early extinguishment of debt                  -           -       17,748      17,748
Interest                                              -           -       18,399      18,399
Taxes                                                 -           -       (1,139)     (1,139)
Depreciation                                      9,024       2,272          169      11,465
Amortization                                      1,251         136           99       1,486
--------------------------------------------------------------------------------------------
    EBITDA                                     $ 22,207     $13,818    $  (4,601)    $31,424

                                                 FOR THE THREE MONTHS ENDED MARCH 31, 2003
                                              COMMERCIAL    RESALE     CORPORATE      TOTAL
Net income (loss)                              $ 12,471     $11,817    $ (21,578)    $ 2,710
Gain on disposal of discontinued operations           -           -       (2,500)     (2,500)
Cumulative effect of a change in accounting
 principle                                            -           -          322         322
Interest                                              -           -       18,214      18,214
Taxes                                                 -           -          401         401
Depreciation                                      9,236       2,352          135      11,723
Amortization                                        208         236            1         445
--------------------------------------------------------------------------------------------
    EBITDA                                     $ 21,915     $14,405    $  (5,005)    $31,315


Note: This schedule is a reconciliation of net income to EBITDA which we define as earnings before interest, taxes, depreciation and amortization and excluding the loss from the early extinguishment of debt recorded in 2004 and the gain of the disposal of discontinued operations and the cumulative effect of a change in accounting principle recorded in 2003. We believe EBITDA provides useful supplemental information to investors since it excludes the impact of investing or financing transactions on our operating results.


Certification of Financial Statements
----------------------------------------------------------------------------

    The following certifications will be furnished to the SEC as Exhibits to the Company's 10-Q for the period ending March 31, 2004.



                      CERTIFICATION OF PERIODIC REPORT
                      --------------------------------

I Paul V. Reilly, chairman, president and chief executive officer of Mail-Well, Inc. (the "Company"), certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1) the Quarterly Report on Form 10-Q of the Company for the quarterly period ended March 31, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 28, 2004
                                             /s/ Paul V. Reilly
                                             --------------------------------
                                             Paul V. Reilly
                                             Chairman, President and CEO


----------------------------------------------------------------------------


                      CERTIFICATION OF PERIODIC REPORT

I Michel P. Salbaing, senior vice president and chief financial officer of Mail-Well, Inc. (the "Company"), certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1) the Quarterly Report on Form 10-Q of the Company for the quarterly period ended March 31, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 28, 2004
                                             /s/ Michel P. Salbaing
                                             --------------------------------
                                             Michel P. Salbaing
                                             Senior Vice President and CFO